UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2022

SOUTHWEST GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
    Las Vegas, Nevada         89193-8510
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022, the Compensation Committee and other independent members of the Board of Directors ("Board") of Southwest Gas Holdings, Inc. (the "Company") approved additional long-term equity incentive awards for Karen S. Haller, the Company's President and Chief Executive Officer ("CEO"). Ms. Haller originally received her annual long-term equity incentive awards in February 2022, before her appointment as CEO.

When combined with her February 2022 awards, Ms. Haller's total 2022 long-term equity incentive awards include a time-based restricted stock unit award equal to 103% of her base salary ($856,400) and a performance-based restricted stock unit award equal to 241% of her base salary. The new time-based and performance-based restricted stock unit awards are subject to vesting and forfeiture on terms substantially similar to awards made to other executive officers of the Company and vest on the same three-year schedules as the February 2022 awards. The awards were made pursuant to the terms of the Company's 2017 Omnibus Incentive Plan. Ms. Haller has entered into award agreements in the forms previously filed by the Company with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

October 11, 2022	/s/ Thomas E. Moran
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary